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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-115756 of 1-800 CONTACTS, INC. on Form S-3 of our report dated March 26, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to Lens Express, Inc's. ability to continue as a going concern and the sale of the net assets of Lens Express, Inc.) with respect to the balance sheets of Lens Express, Inc. as of October 31, 2002 and 2001, and the related statements of operations, shareholder's deficit and cash flows for the successor periods for the years ended October 31, 2002, 2001, and for the period from June 16, 2000 to October 31, 2000, and the predecessor period from November 1, 1999 to June 15, 2000, which report appears in the Current Report on Form 8-K/A dated April 15, 2003 of 1-800 CONTACTS, INC., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Stamford, CT
June 10, 2004

E-5

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  Exhibit 23.2